Exhibit 99.4

                         ESI TRACTEBEL ACQUISITION CORP.

                            Offer for all Outstanding
                      7.99% Series A Secured Bonds due 2011

                                in Exchange for,

                      7.99% Series B Secured Bonds due 2011

To:     Brokers, Dealers, Commercial Banks,
        Trust Companies and Other Nominees:

        ESI Tractebel Acquisition Corp. (the "Company") is offering, upon and subject to the terms and conditions set forth in its Prospectus, dated [ ], 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 7.99% Series B Secured Bonds Due 2011 (the "New Securities"), for its outstanding 7.99% Series A Secured Bonds Due 2011 (the "Old Securities"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of February 19, 1998, among the Company, Northeast Energy, LP and Goldman, Sachs & Co.

        We are requesting that you contact your clients for whom you hold Old Securities regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold Old Securities registered in their own names, we are enclosing the following documents:

        1. Prospectus dated [        ], 1998;

        2. The Letter of Transmittal for your use and for the information of your clients;

        3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis;

        4. A form of letter which may be sent to your clients for whose account you hold Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;



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        5. Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9; and

        6. Return envelopes addressed to State Street Bank and Trust Company, the Exchange Agent for the Old Securities.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ ], 1998 unless extended by the Company (the "Expiration Date"). The Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing The Old Securities should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        If holders of Old Securities wish to tender, but it is impracticable for them to forward their certificates for Old Securities prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "THE EXCHANGE OFFER-Guaranteed Delivery Procedures".

        The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Securities held by them as nominee or in a fiduciary capacity.

        Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to State Street Bank and Trust Company, the Exchange Agent for the Old Securities, at its address and telephone number set forth in the front of the Letter of Transmittal.

                                                 Very truly yours,


                                                 ESI TRACTEBEL ACQUISITION CORP.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENTS OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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